                                                                   EXHIBIT 10.18

1   BASIC SUB-SUBLEASE TERMS

Base Monthly
Rent:          Months      Base Monthly Rent
               1-12        $72,600   ($1.32 per square foot)

               Base Monthly Rent for each one (1)- year period following the first such period shall be increased by an amount equal to four percent (4%) of the Base Monthly Rent in the immediately preceding one (1)-year period. See Paragraphs 4 and 5.

Brokers:       Sub-Sublandlord's
               Broker:           CB Richard Ellis, Inc.

               Sub-Subtenant's
               Broker:           CB Richard Ellis, Inc.

Commencement
Date:          August 15, 1998

Rent Commencement
Date:          See Paragraph 4.A

Expiration
Date:          April 7, 2004

Landlord:      Renco Investment Company

Sublandlord:   Cirrus Logic, Inc.

Master
Lease: That certain Lease dated March 29, 1995 between Landlord, as landlord, and Sublandlord, as tenant, as amended by that certain First Amendment to Lease dated for reference purposes as of October 3, 1995.

Master
Sublease:      That certain Sublease executed on October 8, 1997  between
               Sublandlord, as sublandlord, and Sub-Sublandlord, as subtenant.

Subleased
Premises:      A portion of that certain building consisting of approximately
               55,000 square feet located at 3400 West Warren Avenue, Fremont,
               California. See Recitals A and B and Paragraph 1.

Security
Deposit:       Two Hundred Seventeen Thousand Eight Hundred Dollars ($217,800)



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Sub-
Subtenant:     Sunrise Technologies International, Inc., a Delaware corporation

Sub-Subtenant's
Address
for Notices:   Prior to Commencement:
               47265 Fremont Blvd.
               Fremont, CA 94538

               After Commencement:
               3400 West Warren Avenue
               Fremont, CA  94538
               Attn:    Chief Financial Officer
               or to such other address as Sub-Subtenant shall designate.

Sub-
Sublandlord:   Avant! Corporation, a Delaware corporation

Sub-Sublandlord's
Address
for Notices:   46871 Bayside Parkway
               Fremont, CA  94538
               Attn:    General Counsel and Chief Financial Officer

               with copies (of default notices only) to:
               Robert Gunderson, Esq.
               Gunderson, Dettmer & Stough
               155 Constitution Avenue
               Menlo Park, CA  94025
               or to such other address as Sub-Sublandlord shall designate

Exhibits:      Exhibit A - Master Lease
               Exhibit B - Master Sublease
               Exhibit C - Lab and Shipping Area



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
                                    SUBLEASE


    This Sublease ("Sublease") is made on July 30, 1998, between Avant! Corporation, a Delaware corporation ("Sub-Sublandlord"), whose address is 46871 Bayside Parkway, Fremont, California 94538 and , Sunrise Technologies International, Inc., a Delaware corporation ("Sub-Subtenant"), whose address is 47265 Fremont Blvd., CA 94538, as a Sublease under that certain master sublease executed on October 8, 1997 ("Master Sublease") entered into by Cirrus Logic, Inc., a California corporation, as sublandlord, and Avant! Corporation, a Delaware corporation, as subtenant, and that certain master lease dated March 29, 1995, entered into by Renco Investment Company, a California general partnership, as landlord ("Landlord"),and Cirrus Logic, Inc., a California corporation, as tenant, as amended by the First Amendment to Lease dated for reference purposes as of October 3, 1995, (collectively the "Master Lease"), a copy of which Master Lease and Master Sublease are attached hereto as Exhibit A and Exhibit B, respectively.


                                 R E C I T A L S


    A. Pursuant to the Master Sublease, Sub-Sublandlord subleases from Sublandlord a portion of that certain building located at 3400 West Warren Avenue, City of Fremont, State of California, comprised of approximately 55,000 rentable square feet as outlined in red on Exhibit A to the Master Lease (the "Subleased Premises").

    B. Sub-Subtenant desires to sublease from Sub-Sublandlord, and Sub-Sublandlord desires to sublease to Sub-Subtenant, the entire Subleased Premises, together with certain appurtenances thereto, consisting of approximately fifty five thousand (55,000) rentable square, it being agreed for purposes of this Sublease that the Subleased Premises contain such number of rentable square feet.


                                A G R E E M E N T


    NOW, THEREFORE, the parties hereto, in consideration of the foregoing and of the mutual promises contained herein and for other good and valuable consideration, agree as follows:


    1. Subleased Premises. Sub-Sublandlord hereby leases to Sub-Subtenant and Sub-Subtenant hereby leases from Sub-Sublandlord the Subleased Premises as set forth in more detail in Section 2.1 of the Master Lease, which Section 2.1 is incorporated into this Sublease. Any defined terms used herein shall have the meaning ascribed to them in the Master Lease and the Master Sublease unless specifically defined herein. Notwithstanding anything herein to the contrary, the Subleased Premises shall be reduced by the areas shown on Exhibit C (the "Lab Area" and the "Shipping Area"). Sub-Sublandlord shall have the right to continue to occupy the Lab Area from the Commencement Date until the earlier of
(a) the date Sub-Sublandlord vacates the Lab Area or (b) April 1, 1999. Sub-Sublandlord shall have the right to continue to occupy one-half of the Shipping Area until the earlier



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
of (a) the date Sub-Sublandlord vacates the Shipping Area or (b)April 1, 1999, which date shall be extended day for day by each day that Sub-Sublandlord is delayed in relocating its shipping function to __________Bayside Parkway, Fremont for reasons beyond Sub-Sublandlord's reasonable control. In no event shall Sub-Sublandlord be responsible for the payment of Rent or Additional Rent for the Lab Area or the Shipping Area to Sub-Subtenant.

    Until such time as Sub-Sublandlord has permanently vacated the Shipping Area, Sub-Sublandlord shall procure, pay for and keep in full force and effect, commercial general liability insurance insuring Sub-Sublandlord against liability for personal injury,bodily injury, death and damage to property occurring within the Subleased Premises, or resulting from Sub-Sublandlord's use or occupancy of the Subleased Premises, or resulting from Sub-Sublandlord's activities in or about the Subleased Premises with combined single limit coverage of $1,000,000.00, which insurance shall (i) contain a "broad form liability" endorsement insuring Sub-Sublandlord's obligation to indemnify Sub-Subtenant as hereinafter set forth, and (ii) name Sub-Subtenant as an additional insured thereunder.

    Until such time as Sub-Sublandlord has permanently vacated the Lab Area and the Shipping Area, Sub-Sublandlord shall defend with competent counsel reasonably satisfactory to Sub-Subtenant any claims made or legal actions filed or threatened against Sub-Subtenant with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Subleased Premises as a result of Sub-Sublandlord's use or occupancy of the Lab Area and/or the Shipping Area, and Sub-Sublandlord shall indemnify and hold Sub-Subtenant, its principals, employees, agents and contractors harmless from any loss, liability, penalties, or expense whatsoever resulting from Sub-Sublandlord's use or occupancy of the Lab Area and/or Shipping Area.

    Notwithstanding anything to the contrary contained herein, (i) until such time as Sub-Sublandlord has vacated the Shipping Area, the Base Monthly Rent shall be reduced by an amount equal to $217.80 ($1.32 per square foot times 165 square feet), and (ii) until such time as Sub-Sublandlord has vacated the Lab Area, the Base Monthly Rent shall be reduced by an amount equal $1,029.60 ($1.32 per square foot times 780 square feet).

    2. Term. The term ("Term") of this Sublease shall commence on the Commencement Date. Sub-Sublandlord shall deliver possession of the Subleased Premises to Sub-Subtenant on the Commencement Date, subject to obtaining Landlord's and Sublandlord's consent as set forth in Paragraph 15 below, and this Sublease shall terminate on the earliest to occur of (a) April 7, 2004 (the "Expiration Date"), (b) the date this Sublease is sooner terminated pursuant to its terms, or (c) the date the Master Lease or Master Sublease are sooner terminated pursuant to their terms.

    3. Delivery and Acceptance. If on or before October 31, 1998, Sub-Sublandlord is unable to (i) deliver possession of the Subleased Premises to Sub-Subtenant for any reason whatsoever, or (ii) deliver written evidence of Landlord's and Sublandlord's consent as set forth in Paragraph 16 below, then as Sub-subtenant's sole and exclusive remedy, Sub-Subtenant may terminate this Sublease by written notice to Sub-Sublandlord at any time thereafter until such possession is delivered, whereupon any monies previously paid by Sub-subtenant to Sub-Sublandlord shall be reimbursed to Sub- Subtenant and the parties shall have no further obligation to each other. By taking possession of the Subleased Premises, Sub-Subtenant conclusively shall be deemed to have accepted the Subleased



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

Premises in their AS-IS, then-existing condition, without any warranty whatsoever of Sub-Sublandlord with respect thereto.

    4.  Rent.

        A. Rent Commencement Date. The rent commencement date ("Rent Commencement Date") shall be the later of (i) September 1, 1998, or (ii) two (2) weeks following the date of delivery of the Subleased Premises in accordance with the terms hereof. Sub-Subtenant shall have no obligation to pay Rent (defined below) for the period between the Commencement Date and the Rent Commencement Date, although all other terms and conditions of this Sublease shall be in full force and effect.

        B. Base Monthly Rent. Commencing on the Rent Commencement Date, Sub-Subtenant shall pay to Sub-Sublandlord as base monthly rent ("Base Monthly Rent") for the Subleased Premises, in monthly installments in advance on or before the first day of each full calendar month of the Term the amounts specified in Paragraph 5.A below. Base Monthly Rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the Sublease Term occurring in such month divided by the total number of days in such month.

        C. First Month's Rent. Notwithstanding Paragraphs 4.A and 4.B hereof, on the date on which Sub-Subtenant executes this Sublease, Sub-Subtenant shall pay to Sub-Sublandlord the amount of $72,600, which amount shall be applied against the Base Monthly Rent for the first full calendar month for which Base Monthly Rent is due hereunder.

        D. Additional Rent. In addition to the above Base Monthly Rent, commencing on the Rent Commencement Date, Sub-Subtenant shall pay to Sub-Sublandlord as additional rent ("Additional Rent"), in monthly installments in advance on or before the first day of each full calendar month of the Term all amounts payable by Sub-Sublandlord pursuant to Paragraph 4.D. of the Master Sublease, payable with respect to the time period commencing with the Rent Commencement Date. Additional Rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the Sublease Term occurring in such month divided by the total number of days in such month. The provisions of Sections 3.2 and 3.3 of the Master Lease shall apply to the payment of Additional Rent, except that the timing of such payments and the periods for which such payments are due shall be as set forth above in this Paragraph 4.D. Notwithstanding the foregoing, in the event that Landlord elects to bill Sublandlord for Additional Rent monthly, as provided in Section 3.2(A)(1) of the Master Lease, and Sublandlord in turn bills Subtenant in the same manner, then Sub-Subtenant shall pay Sub-Sublandlord the amount set forth in such bill within seven (7) days after Sub-Subtenant's receipt thereof.

        E. Manner and Place of Payment. Base Monthly Rent and Additional Rent (collectively, "Rent") shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Sub-Subtenant shall pay Rent directly to Sub- Sublandlord at the address set forth in the first paragraph of this Sublease, or such other address as Sub-Sublandlord may designate in writing from time to time.



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
    5.  Schedule of Base Monthly Rent Payments.

        A. The Base Monthly Rent provided for in Paragraph 4.B shall be adjusted periodically and the Base Monthly Rent for each period shall be as set forth below:

        Sublease Months 1-12:  $72,600 per month

        Sublease Months 13 through Expiration Date:

        Sublease Months 13-24: $75,504 per month

        Sublease Months 25-36: $78,524 per month

        Sublease Months 37-48: $81,665 per month

        Sublease Months 49-60: $84,932 per month

        Sublease Months 61-Expiration Date:   $88,329 per month


    During the Term, the Base Monthly Rent shall be adjusted on each annual anniversary of the Rent Commencement Date (individually, "Rent Adjustment Date" and collectively, "Rent Adjustment Dates") by making the Rent Adjustment as defined in Paragraph 5.B below, and Sub-Subtenant shall thereafter pay the increased amount of Base Monthly Rent as adjusted until the date next specified as a Rent Adjustment Date.

        B. Rent Adjustment. The term, Rent Adjustment as used in this Sublease, shall mean to increase the amount of Base Monthly Rent as of the applicable Rent Adjustment Date to the amount determined by multiplying the amount of the Base Monthly Rent for the Sublease month immediately preceding the Rent Adjustment Date in question by One Hundred Four Percent (104%).

    6. Security Deposit. Upon execution hereof, Sub-Subtenant shall deposit with Sub-Sublandlord the sum of Two Hundred Seventeen Thousand Eight Hundred Dollars ($217,800) (the "Security Deposit"), in cash, as security for the performance by Sub-Subtenant of the terms and conditions of this Sublease. The terms and conditions of Section 3.7 of the Master Lease shall apply to the Security Deposit except that the amount is that specified in this Paragraph 6.

    7.  Other Sublease Terms.

        A. Incorporation By Reference. Except as otherwise provided in this Sublease, the terms, provisions and conditions contained in the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth at length; provided, however, that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises" as defined herein; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sub-Sublandlord" and "Sub-Subtenant", respectively; (iv) with respect to work, services, repairs, restoration, insurance or the



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
performance of any other obligation of Landlord under the Master Lease, the sole obligation of Sub-Sublandlord shall be to request the same in writing from Sublandlord as and when requested to do so by Sub-Subtenant, and to use Sub-Sublandlord's reasonable good faith efforts (provided Sub-Subtenant pays all reasonable third party out-of-pocket costs incurred by Sub-Sublandlord in connection therewith, provided that Sub-Sublandlord has notified Sub-Subtenant in advance that Sub-Sublandlord anticipates incurring such costs and Sub-Subtenant has given its approval and further providing that Sub-Sublandlord shall be relieved of its obligation if Sub-Subtenant refuses to approve reasonable third party out-of-pocket expenses) to obtain Sub-landlord's performance; (v) with respect to any obligation of Sub-Sublandlord to be performed under this Sublease, wherever the Master Sublease grants to Sub-Sublandlord a specified number of days to perform its obligations under the Master Sublease, except as otherwise provided herein,Sub-Subtenant shall have one (1) fewer day than Sub-Subtenant would otherwise have to perform the obligation, including, without limitation, curing any defaults; (vi) except as set forth in Paragraph 7(A)(iv) above, Sub-Sublandlord shall have no liability to Sub-Subtenant with respect to (a) representations and warranties made by Landlord under the Master Lease or Sublandlord under the Master Sublease, (b) any indemnification obligations of Landlord under the Master Lease or Sublandlord under the Master Sublease or other obligations or liabilities of Landlord or Sublandlord with respect to compliance with laws, condition of the Subleased Premises or Hazardous Materials, and (c) Landlord's or Sublandlord's repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease or Master Sublease , regardless of whether the incorporation of one or more provisions of the Master Lease or Master Sublease into this Sublease might otherwise operate to make Sub-Sublandlord liable therefor;(vii) with respect to any approval or consent required to be obtained from the "Landlord" under the Master Lease or Sublandlord under the Master Sublease, such approval or consent must be obtained from both Landlord, Sublandlord, and Sub-Sublandlord and the approval of Sub-Sublandlord may be withheld if Landlord's or Sublandlord's approval or consent is not obtained; and
(viii) the following provisions of the Master Lease are expressly not incorporated herein by reference: Section 1.1 (except for L, M, O, P, Q, R and
T), Sections 2.3, 2.4, 2.7, 13.12.D, 15, 18, Exhibit "C", Exhibit "D", and all
of the First Amendment to Lease except Paragraph 1.1G, and the Second Amendment to Lease.

    The following provisions of the Master Lease (as well as certain other provisions specifically identified elsewhere herein), while incorporated herein, are modified as expressly noted: All obligations of "Landlord" in Article 5,
Section 9.2, Article 10 and Article 11 shall remain the obligations of Landlord and shall not be deemed to have become the obligations of Sublandlord or Sub-Sublandlord notwithstanding the incorporation of such provisions into this Sublease or the Master Sublease. The references to Article 1 in Sections 13.10 and 14.2 shall be deemed to be to the Basic Sublease Terms portion of this Sublease. References to "Landlord" in the definitions of "Real Property Taxes", "Landlord's Insurance Costs", "Property Maintenance Costs", and "Property Operating Expenses" shall be deemed to refer to Landlord only and not to Sublandlord or Sub-Sublandlord.

        B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Landlord thereunder and to the Master Sublease and the rights of Sublandlord thereunder. Sub-Subtenant, Sub-Sublandlord and Sublandlord shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease or the Master Sublease. Sub-Subtenant hereby



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
expressly assumes and agrees: (i) to comply with all provisions of the Master Lease and the Master Sublease which are assumed by Sub-Subtenant hereunder; and
(ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease and on the part of the "Subtenant" under the terms of the Master Sublease during the term of this Sublease which are assumed by Sub-Subtenant hereunder. Sub-Subtenant shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease or the Master Sublease. In the event of termination of Sublandlord's interest as "Tenant" under the Master Lease, or of Sub-Sublandlord's interest as "Subtenant" under the Master Sublease, for any reason other than Sub-Sublandlord's default under the Master Sublease, which is not attributable to Sub-Subtenant's default under this Sublease, this Sublease shall terminate simultaneously with such termination of Sublandlord's or Sub-Sublandlord's interest without any liability of Sub-Sublandlord to Sub-Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, and of this Sublease, as between Sub-Sublandlord and Sub-Subtenant, the provisions of this Sublease shall control.

    8. Condition of the Subleased Premises. Except specifically for Sub-Sublandlord's agreement to (a) deliver possession of the Sublease Premises in broom clean condition and (b) reasonably repair all damage sustained by the removal of Sub-Sublandlord's trade fixtures and personal property, Sub-Subtenant is subleasing the Subleased Premises on an "as-is" basis, and Sub-Sublandlord has made no representations or warranties, express or implied, with respect to the condition of the Subleased Premises as of the Commencement Date. Sub-Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). Sub-Sublandlord shall have no obligation to perform any of the repairs required to be performed by Landlord under the terms of the Master Lease.

    9. Effect of Conveyance. As used in this Sublease, the term "Sub-Sublandlord" means the holder of the "Subtenant's" interest under the Master Sublease. In the event of any assignment or transfer of the "Subtenant's" interest under the Master Sublease, which assignment or transfer may occur at any time during the Term hereof, as between Sub-Sublandlord and Sub-Subtenant, Sub- Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sub- Sublandlord hereunder accruing after the date of such assignment or transfer, provided such transferee has assumed all covenants and obligations thereafter to be performed by Sub-Sublandlord hereunder. Sub-Sublandlord may transfer and deliver any security of Sub-Subtenant to the transferee of the "Subtenant's" interest under the Master Sublease, and thereupon Sub-Sublandlord shall be discharged from any further liability with respect thereto.

     10. Signage. Notwithstanding anything to the contrary set forth in this Sublease, subject to the approval of Landlord, Sub-Subtenant shall have the right, at Sub-Subtenant's sole cost, to display its corporate logo in one or more places on the exterior of the Subleased Premises, including, but not limited to the monument sign presently located on the parcel of real property upon which the Subleased Premises are located. Sub-Subtenant shall own such signage (and all rights incidental to such ownership) and shall have the right to remove such signage at the expiration or sooner termination of this Sublease.



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
    11. Broker. Sub-Sublandlord and Sub-Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than those identified in the Basic Sublease Terms hereof. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sub-Sublandlord shall pay the brokerage commission due and payable to CB Richard Ellis, Inc. concerning this Sublease in accordance with CB Richard Ellis, Inc.'s Standard Schedule of Commissions.

    12. Representations. Sub-Sublandlord represents and warrants to Sub-Subtenant that, (i) to the best of Sub-Sublandlord's knowledge, no default (or condition which will become a default following the passage of time with or without the giving of notice) under the Master Sublease on the part of Sub-Sublandlord or Sublandlord currently exists, (ii) the copy of the Master Sublease attached hereto as Exhibit B is a true and correct copy of the entire Master Sublease, and (iii) Sub- Sublandlord will not enter into an amendment of the Master Sublease which will adversely affect Sub-Subtenant or Sub-Subtenant's use and occupancy of the Subleased Premises without the prior written consent of Sub-Subtenant.

    13. Permitted Uses. The term "Permitted Use" shall mean the following:
Manufacture, warehousing, repair, and sales and service of electronic equipment and all related support functions including office, research, and development as such uses are permitted in Bayside Technology Park and any other lawful uses with the prior written consent of Sub-Sublandlord, Sublandlord and Landlord, which consent shall not be unreasonably withheld. Subject to the consent of Landlord and Sublandlord, Sub-Sublandlord hereby consents to the Sub-Subtenant's use of the Subleased Premises for the following purposes: Headquarters, office functions, laboratory research and development, final assembly and testing, storage and distribution for a manufacturer of lasers that correct eye disorders.

    14. Delivery of Default Notices. Sub-Sublandlord shall deliver to Sub-Subtenant, within two (2) business days of receipt by Sub-Sublandlord, copies of any notices of default received by Sub- Sublandlord from Sublandlord under the Master Sublease.

    15. Conditions Precedent. Notwithstanding anything to the contrary set forth in this Sublease, it shall be an express condition precedent to Sub-Sublandlord's obligations hereunder that, and this Sublease shall not be effective unless and until Landlord and Sublandlord have consented in writing to this Sublease. If Landlord and Sublandlord do not consent in writing to this Sublease within thirty (30) days after Sub-Sublandlord's execution of this Sublease, then Sub-Sublandlord may, without any liability to Sub-Subtenant, at any time thereafter until such approval is obtained, terminate this Sublease upon written notice to Sub-Subtenant, whereupon any monies previously paid by Sub- Subtenant to Sub-Sublandlord shall be reimbursed to Sub-Subtenant.

    16. Successors. This Sublease shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    17. Entire Agreement. This Sublease, the Basic Sub-Sublease Terms, and the provisions of the Master Sublease and Master Lease incorporated herein by the express terms of this Sublease



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
constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Master Lease and the Master Sublease.

    IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUB-SUBTENANT:                SUB-SUBLANDLORD:

SUNRISE TECHNOLOGIES          AVANT! CORPORATION,
INTERNATIONAL, INC.,              A DELAWARE CORPORATION
A DELAWARE CORPORATION


By: __________________________     By: ____________________________
               Printed                           Printed
Name: ________________________     Name: __________________________

Its:  ________________________     Its:  __________________________

Date: ________________________     Date: __________________________



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
                                    EXHIBIT A

                                  MASTER LEASE

                                [TO BE ATTACHED]

                                    EXHIBIT B

                                 MASTER SUBLEASE

                                [TO BE ATTACHED]

                                    EXHIBIT C

                           LAB AREA AND SHIPPING AREA

                                [TO BE ATTACHED]


02/20/97



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
                             CONSENT TO SUB-SUBLEASE

                        [CIRRUS LOGIC/RENCO MASTER LEASE]
                [AVANT! CORPORATION/CIRRUS LOGIC, INC. SUBLEASE]


(i) The undersigned Landlord ("LANDLORD"), as landlord under that certain Lease by and between Landlord and the undersigned Tenant ("TENANT"), dated March 29, 1995, as amended by the First Amendment to Lease, dated October 3, 1995 (collectively "MASTER LEASE"), and (ii) The undersigned Tenant, as sublandlord, under that certain Sublease by and between Tenant and the undersigned Subtenant ("SUBTENANT"), dated October 10, 1997 (the "SUBLEASE"), hereby consent to the Sublease between Subtenant and the undersigned Sub-Subtenant ("SUB-SUBTENANT"), attached hereto as EXHIBIT "A" (the "SUB-SUBLEASE"), subject to the following terms and conditions:

1. Nothing herein shall be deemed to be a waiver of any term or condition contained in the above-referenced Master Lease or Sublease. Landlord shall continue to have all rights and remedies as set forth in the Master Lease, notwithstanding the terms or conditions of the Sub-Sublease. Tenant shall continue to have all rights and remedies as set forth in the Sublease, notwithstanding the terms or conditions of the Sub-Sublease.

2. Nothing contained herein nor in the Sub-Sublease Agreement shall be deemed to release the Tenant from any term or condition contained in the Master Lease and Tenant shall remain fully liable for each and every term and condition contained in the Master Lease.

3. Nothing contained herein nor in the Sub-Sublease Agreement shall be deemed to release the Subtenant from any term or condition contained in the Sublease and Subtenant shall remain fully liable for each and every term and condition contained in the Sublease.

4. Nothing contained herein shall be deemed to be the consent of the Landlord to any further sublease or assignment of the premises leased pursuant to the Master Lease by any of Tenant, Subtenant or Sub-Subtenant.

5. It is agreed that the Sub-Sublease is being entered into for the express benefit of Landlord, as well as Tenant and Subtenant, and Landlord is a third party beneficiary of such Sub- Sublease and Landlord has the right, but not the duty, to enforce such obligations directly against Sub-Subtenant (as well as Tenant and Subtenant). Sub-Subtenant has the right, but not the duty, (i) to enforce the obligations owed to Tenant by Landlord under the Master Lease, which Sub-Subtenant is a direct beneficiary thereof, and (ii) to enforce the obligations owed to Subtenant by Tenant under the Sublease, which Sub-Subtenant is a direct beneficiary thereof.

        Notwithstanding the foregoing, the parties hereto acknowledge and agree that (a) any sums collected by Landlord with respect to the Sub-Sublease shall be credited to Tenant's corresponding obligations under the Master Lease and Subtenant's corresponding obligations



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
        under the Sublease, (b) Landlord shall not have the right to terminate the Sub-Sublease or otherwise limit or interfere with Subtenant's rights with respect to Sub-Subtenant under the Sub-Sublease, except in conjunction with exercising such rights against Tenant under the Master Lease and Subtenant under the Sublease as well, and (c) Subtenant shall have the right (in accordance with the Sub-Sublease) to amend, modify or terminate the Sub-Sublease without Landlord's consent and without any liability to Landlord.

6. It is expressly acknowledged by the parties hereto that Landlord has not analyzed the Sub-Sublease, referred to herein, and is not hereby agreeing to any term or condition contained therein to the extent any provisions are inconsistent with the Master Lease or otherwise create different obligations upon Landlord or create additional rights to Subtenant or Sub-Subtenant thereunder. Landlord is merely consenting to such sub-subletting pursuant to the terms and conditions contained herein and contained in the Master Lease.

7. This Consent must be executed by Landlord, Tenant, Subtenant and Sub-Subtenant to be effective.

8. Landlord hereby consents to the following addition uses of the premises demised under the Master Lease: headquarters, office functions, laboratory research and development, final assembly and testing, storage and distribution for a manufacturer of lasers that correct eye disorders.

9. In the event of a default under the Master Lease, Landlord shall deliver to Sub-Subtenant at the address set forth in the Sub-Sublease any required notice of default under the Master Lease before Landlord may enforce any remedy against Sub-Subtenant for such default, including, but not limited to, the remedy of eviction. Such notices need not necessarily be delivered to Sub-Subtenant at the same time as delivered to Tenant, however, Sub-Subtenant (but not Tenant or Subtenant) shall have the following time periods to cure such default (Tenant shall continue to have only the time periods to cure as set forth in the Master Lease): (a) with respect to defaults in the payment of monetary sums, two (2) calendar days beyond the notice period Tenant is entitled to under the Master Lease for such default and (b) with respect to all other defaults and (c) with respect to all other defaults ten (10) calendar days beyond the notice period Tenant is entitled to under the Master Lease for such default. It is expressly acknowledged that such additional cure periods granted to Sub-Subtenant apply only to the required notices under the Master Lease for a default to exist and such cure periods do not apply to statutory notices Landlord may be required to serve under California's unlawful detainer statutes. Any cure by Sub-Subtenant is without prejudice to either the Landlord's right against the Tenant under the Master Lease (as may be diminished by any cure by Sub-Subtenant) or to the Sub-Subtenant's rights against Tenant under the Sub-Sublease. Landlord further agrees to accept performance of Tenant's obligations under the Master Lease by Sub-Subtenant as if such were performed by Tenant.

10. In the event of a default under the Sublease, Landlord shall deliver to Sub-Subtenant at the address set forth in the Sub-Sublease any required notice of default under the Sublease before Landlord may enforce any remedy against Sub-Subtenant for such default, including, but not limited to, the remedy of eviction. Such notices need not necessarily be delivered to Sub-Subtenant at the same time as delivered to Subtenant, however, Sub-Subtenant (but not Subtenant) shall have the following time periods to cure such default (Subtenant shall continue to have only the time periods to cure as set forth in the Sublease): (a) with respect to defaults in the payment of monetary sums, two (2) calendar days beyond the notice period Subtenant is entitled to under the Sublease for such default and (b) with respect to all other defaults and (c) with respect to all other defaults ten (10) calendar days beyond the notice period Subtenant is entitled to under the Sublease for such default. It is expressly acknowledged that such additional cure periods granted to Sub-Subtenant apply only to the required notices under the Sublease for a default to exist and such cure periods do not apply to statutory notices Landlord may be required to serve under California's unlawful detainer statutes. Any cure by Sub-Subtenant is without prejudice to either the Landlord's right against the Subtenant under the Sublease (as may be diminished by any cure by Sub- Subtenant) or to the Sub-Subtenant's rights against Subtenant under the Sublease. Landlord further agrees to accept performance of Subtenant's obligations under the Sublease by Sub-Subtenant as if such were performed by Subtenant.

        Landlord shall credit any payments made by Sub-Subtenant to Landlord to Tenant's corresponding obligation under the Master Lease and to Subtenant's corresponding obligation under the Sublease.

12. In the event that a cross-default occurs under the Master Lease solely because of a default under the lease for the Landlord's building located at 46800 Bayside Parkway, Fremont, California (Renco Building 59), and Landlord proceeds to terminate the Master Lease as a result thereof, then in that event: (1) Landlord and Sub-Subtenant shall execute, within five (5) business days of the date of that the Master Lease is terminated, the agreement attached hereto as Exhibit B ("DIRECT LEASE") and (2) Landlord shall not disturb Sub-Subtenant's use and enjoyment of, and rights to, the Leased Premises (as defined in the Sub-Sublease) as a result of such default by Tenant as long as Sub-Subtenant complies with the terms of this section. A prerequisite to Landlord's obligations under subparts (1) and (2) of this section is that as of the date the Direct Lease is executed Sub-Subtenant must bring current, through the date that Sub-Subtenant's rent obligations commence under the Direct Lease, all obligations that would have been due the Master Lease (specifically excluding, however, any obligations due under the lease for Renco Building 59, such as those obligations creating the



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
        cross-default) if the Master Lease had not been terminated. Furthermore, Sub-Subtenant acknowledges that it may be named in a proceeding to terminate the Master Lease if such is required to be brought by Landlord.

                                            LANDLORD

                                            RENCO INVESTMENT COMPANY,
                                            a California partnership


Dated:___________________                   By:_________________________________
                                            Its:________________________________


                                            TENANT

                                            CIRRUS LOGIC, INC.,
                                            a California corporation


Dated:___________________                   By:_________________________________
                                            Its:________________________________


                                            SUBTENANT

                                            AVANT! CORPORATION,
                                            a Delaware corporation


Dated:___________________                   By:_________________________________
                                            Its:________________________________


                                            SUB-SUBTENANT

                                            SUNRISE TECHNOLOGIES INTERNATIONAL,
                                            INC., a Delaware corporation


Dated:___________________                   By:_________________________________
                                            Its:________________________________



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